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                                                                     Exhibit 5.2

                [CLEARY, GOTTLIEB, STEEN & HAMILTON LETTERHEAD]

                               ONE LIBERTY PLAZA
                            NEW YORK, NY 10006-1470
                                 (212)225-2000
                            FACSIMILE (212) 225-3999


Coca-Cola Enterprises Inc.
2500 Windy Ridge Parkway
Atlanta, Georgia 30339


                                                               December 10, 1998

Ladies and Gentlemen:

          We have acted as special counsel to Coca-Cola Enterprises Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") relating to the proposed public offering and sale of up to $3,020,500,000 aggregate offering amount of its debt securities (the "Debt Securities"), warrants to purchase debt securities (the "Debt Warrants") and warrants to receive from the Company the cash value in U.S. dollars of the right to purchase or to sell such foreign currencies or units of two or more currencies as shall be designated by the Company at the time of the offering (the "Currency Warrants"). The Debt Securities, Debt Warrants and Currency Warrants are sometimes collectively referred to herein as the "Securities." Unless otherwise provided in any prospectus supplement forming a part of the Registration Statement relating to a particular series of Debt Securities, the Securities will be issued under an Indenture, dated as of July 30, 1991, as amended by the First Supplemental Indenture dated as of January 29, 1992 (the "Indenture") between the Company and The Chase Manhattan Bank, formerly known as Chemical Bank (as successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee"). The Debt Warrants and/or the Currency Warrants (collectively, the "Warrants") will be issued under warrant agreements (the "Warrant Agreements") between the Company and the warrant agent.

          In connection with the foregoing, we have examined and are familiar with (i) the Registration Statement of the Company on Form S-3 relating to the Securities Act of 1933; (ii) the preliminary prospectus dated the date hereof (which pursuant to Rule 429 under the Securities Act of 1933 (the "Act"), is a combined prospectus which meets the requirements under the Act for use in connection with securities registered under the Registration Statement and the registration statement on Form S-3; (iii) the Indenture filed as an exhibit to the Registration
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Coca-Cola Enterprises Inc., p. 2


Statement; (iv) the form of Underwriting Agreement (the "Underwriting Agreement") filed as an exhibit to the Registration Statement; (v) the Amended and Restated Distribution Agreement dated as of November 6, 1992 (the "Distribution Agreement") filed as an exhibit to the Registration Statement;
(vi) the forms of Warrant Agreements filed as exhibits to the Registration Statement; (vii) the Certificate of Incorporation and By-Laws of the Company, each as amended to the date hereof; and (viii) the resolutions adopted by the Board of Directors of the Company or a committee thereof relating to the issuance of the Securities, the execution and delivery of the Indenture, the Warrant Agreements, the Underwriting Agreement and the Distribution Agreement and the authorization of the officers of the Company designated therein to determine, on behalf of the Board of Directors or a committee thereof, the terms of and the prices at which the Securities are to be issued and sold pursuant to the terms of the Indenture (the "Resolutions").

          In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and other representatives of the Company and others.

          For the purposes of rendering the opinions set forth in paragraphs 1 and 2 below, we have assumed that (i) the Securities and the forms of the Securities have been duly authorized and approved by the Company, (ii) the Securities will be duly executed and delivered by the Company and, in the case of the Debt Securities, duly authenticated by the Trustee and, in the case of the Warrants, duly countersigned by a warrant agent, (iii) the Indenture has been duly authorized, executed and delivered by the Company and the Trustee and
(iv) the Warrant Agreements will be duly authorized, executed and delivered by the Company and by a warrant agent.

          Members of our firm are admitted to the Bar in the State of New York and we express no opinion as to the laws of any other jurisdiction other than the laws of the United States of America to the extent specifically referred to herein.

          Based upon and subject to the foregoing, we are of the opinion that:

               1. When the terms and prices at which the Debt Securities will be offered and sold have been established by the designated officers of the Company pursuant to the Resolutions and when the Registration Statements becomes effective and the Debt Securities have been duly executed by the officers designated in the Resolutions and the Debt Securities have been authenticated by the Trustee in accordance with the terms of the Indenture and delivered by the proper officers of the Company against payment therefor by the purchasers thereof in accordance with the Resolutions and the Underwriting Agreement or the Distribution Agreement, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforcement
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Coca-Cola Enterprises Inc., p. 3


thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Debt Securities denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.


          2. When the terms and price at which the Warrants will be offered and sold have been established by the designated officers of the Company pursuant to the Resolutions and when the Registration Statement becomes effective and the Warrants have been duly executed by the officers designated in the Resolutions and the Warrants have been countersigned by a warrant agent in accordance with the applicable Warrant Agreement and delivered by the proper officers of the Company against payment therefor by the purchasers thereof in accordance with the Resolutions and the applicable Warrant Agreement, the Warrants will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the applicable Warrant Agreement, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) and except further as enforcement thereof may be limited by (A) requirements that a claim with respect to any Warrants denominated other than in United States dollars (or a foreign currency or foreign currency unit judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or
(B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

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Coca-Cola Enterprises Inc., p. 4




          Lowry F. Kline, Esq. is permitted to rely upon this opinion for the purpose of delivering his opinion to the Commission in his capacity as counsel to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933. We hereby consent to the reference made to us under the heading "Legal Matters" set forth in the prospectus forming a part of the Registration Statement, and in giving such consent, we do not thereby admit that we are in the category of person whose consent is required under Section 7 of the Securities Act of 1933.

                                 Very truly yours,


                                 CLEARY, GOTTLIEB, STEEN & HAMILTON



                                 By /s/ Allan G. Sperling
                                   --------------------------------
                                     Allan G. Sperling, a Partner